SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                           --------------------------

                                   FORM 8-A/A

                       AMENDMENT TO APPLICATION OR REPORT
                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                             Frontier Airlines, Inc.
                  ---------------------------------------------
             (Exact name of registrant as specified in its charter)

                 Colorado                               84-1256945
       -------------------------------        ----------------------------
  (State of incorporation or organization) (I.R.S. Employer Identification No.)

          12015 East 46th Avenue, Denver, Colorado       80239
          (Address of principal executive offices)     (Zip Code)

                  If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. [ ]

                  If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. []

                  If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to general instruction A.(d), check the following box. [ ]

                  If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to general instruction A.(d), check the following box. [ X ]

                 Securities Act registration statement file number to which this Form relates: ______________ (if applicable)

                 Securities to be  registered  pursuant to Section 12(b) of the
Act:

               Title of each class             Name of each exchange on which
               to be so registered             each class is to be registered
                      None                                    None

               Securities to be registered pursuant to Section 12(g) of the Act:

                          Common Stock Purchase Rights
                                (Title of Class)

Item 1.           Description of Registrants Securities to Be Registered.

                  The Board of Directors of Frontier Airlines, Inc. (the "Company") has approved a third amendment (the "Third Amendment") to the Rights Agreement dated as of February 20, 1997 (the "Rights Agreement"), by and between the Company and American Securities Transfer & Trust Company, as Rights Agent. The Rights were previously registered with the Securities and Exchange
Commission on Form 8-A on March 12, 1997. The Third Amendment was adopted to increase the Purchase Price from $17.50 to $65.00.

Item 2.      Exhibits.
- -------      ---------

4.1 Rights Agreement dated as of February 20, 1997 as filed as an Exhibit to Form 8-A filed by the Registrant on March 12, 1997 is incorporated herein by reference.

4.2 First Amendment to the Rights Agreement dated as of June 30, 1997 is incorporated herein by reference from the Company's Annual Report on Form 10-KSB, filed July 14, 1997.

4.3 Second Amendment to the Rights Agreement dated as of December 5, 1997 is incorporated herein by reference from the Company's Annual Report on Form 10-K, filed June 22, 1999.

4.4 Third Amendment to the Rights Agreement dated as of September 9, 1999 between Frontier Airlines, Inc. and American Securities Transfer & Trust Company, as Rights Agent.

                                   SIGNATURES

                  Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                                       FRONTIER AIRLINES, INC.



                                                       By: /s/ Samuel D. Addoms
                                                       Samuel D. Addoms
                                                       President

                                  EXHIBIT INDEX


Exhibit
  No.                           Description
-----                          ---------------

4.1 Rights Agreement dated as of February 20, 1997 as filed as an Exhibit to Form 8-A filed by the Registrant on March 12, 1997 is incorporated herein by reference.

4.2 First Amendment to the Rights Agreement dated as of June 30, 1997 is incorporated herein by reference from the Company's Annual Report on Form 10-KSB, filed July 14, 1997.

4.3 Second Amendment to the Rights Agreement dated as of December 5, 1997 is incorporated herein by reference from the Company's Annual Report on Form 10-K, filed June 22, 1999.

4.4* Third Amendment to the Rights Agreement dated as of September 9, 1999 between Frontier Airlines, Inc. and American Securities Transfer & Trust Company, as Rights Agent.


*  Filed herewith.

                               THIRD AMENDMENT TO
                                RIGHTS AGREEMENT

                  THIS AMENDMENT, is being made and entered into as of this 9th day of September, 1999 (this "Third Amendment"), by and between FRONTIER AIRLINES, INC. (the "Company") and AMERICAN SECURITIES TRANSFER & TRUST COMPANY, as Rights Agent (the "Rights Agent").

                                    Recitals

                  A. The Company and the Rights Agent entered into a Rights Agreement, dated as of February 20, 1997 (the "Rights Agreement"); and

                  B. The Board of Directors of the Company, by resolution duly adopted on September 9, 1999, authorized this Third Amendment to the Rights Agreement and in accordance with Section 27 of the Rights Agreement.

                                    Agreement

                  The Company and the Rights Agent hereby amend the Rights Agreement as follows, pursuant to Section 27 of the Rights Agreement:

1. Section 7(b) of the Rights Agreement shall be amended by replacing the figure $17.50 as set forth therein with the figure $65.00. Accordingly,
         Section 7(b) shall read in its entirety as follows:

                  "7(b) The Purchase Price for each share of Common Stock pursuant to the exercise of a Right shall initially be $65.00, subject to adjustment from time to time as provided in Section 11 and 13(a) hereof, and shall be payable in accordance with paragraph (c) below."

2. The remainder of the Rights Agreement shall remain unchanged, and the Rights Agreement as amended above, shall remain in full force and effect.

                  IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly execute on their behalf as of the date first above written.

                                                       FRONTIER AIRLINES, INC.



                                                       By: /s/ Samuel D. Addoms
                                                       Samuel D. Addoms
                                                       President



                                                       AMERICAN SECURITIES
                                                       TRANSFER & TRUST COMPANY



                                                       By:/s/ Laura Sisneros
                                                       Name: Laura Sisneros
                                                       Title: Vice President/
                                                       Trust Officer